                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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
      COLORADO BUSINESS BANKSHARES, INC.          COLORADO BUSINESS BANKSHARES CAPITAL TRUST I
          (Exact Name of Registrant                        (Exact Name of Registrant
         as Specified in its Charter)                     as Specified in its Charter)

                   Colorado                                         Delaware
   (State of Incorporation or Organization)         (State of Incorporation or Organization)

                  84-0826324                                      Applied for
     (IRS Employer Identification Number)             (IRS Employer Identification Number)
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                             821 Seventeenth Street
                            Denver, Colorado  80202
                    (Address of Principal Executive Offices)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

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
                                                            Name of each exchange
            Title of each class                              on which each class
              to be registered                               is to be registered

     10% Capital Securities of Colorado                     American Stock Exchange
     Business Bankshares Capital Trust I
   (and the Guarantee with respect thereto)
              10% Debentures of                             American Stock Exchange
      Colorado Business Bankshares, Inc.
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       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)
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                                      -2-


Item 1.  Description of Registrants' Securities to be Registered

     For a full description of Colorado Business Bankshares Capital Trust I's 10% Capital Securities (the "Capital Securities"), Colorado Business Bankshares, Inc.'s Guarantee (the "Guarantee") and Colorado Business Bankshares, Inc.'s 10% Debentures (the "Debentures") being registered hereby, reference is made to the information contained under the captions "Description of Capital Securities", "Description of the Debentures", and "Description of the Guarantee" in the Prospectus that forms part of the Registrants' registration statement (Registration Nos. 333-37674 and 333-37674-01) filed with the Securities and Exchange Commission ("SEC") on May 23, 2000, under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement was amended by Pre-Effective Amendment No. 1 filed with the SEC on June 5, 2000 and by Pre-Effective Amendment No. 2 filed with the SEC on June 15, 2000. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Capital Securities and the Debentures will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act, and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits

     1.1 Trust Agreement of Colorado Business Bankshares Capital Trust I. Incorporated by reference to Exhibit 4.4 to the Registration
     Statement.

     1.2 Form of Amended and Restated Trust Agreement for Colorado Business Bankshares Capital Trust I. Incorporated by reference to Exhibit
     4.5 to the Registration Statement.

     1.3 Form of Guarantee. Incorporated by reference to Exhibit 4.7 to the Registration Statement.

     1.4 Form of Indenture. Incorporated by reference to Exhibit 4.1 to the Registration Statement.
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                                      -3-

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated:  June 20, 2000.


COLORADO BUSINESS BANKSHARES, INC.              COLORADO BUSINESS BANKSHARES CAPITAL TRUST I



By: /s/ Richard J. Dalton                         By: /s/ Richard J. Dalton
    --------------------------------                  --------------------------------
        Richard J. Dalton                                 Richard J. Dalton
        Chief Financial Officer                           Administrative Trustee
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